Exhibit 99.1
NEWS RELEASE

CONTACT:  Phil Franklin
Vice President, Operations Support & CFO (847) 391-0566

LITTELFUSE APPOINTS NEW DIRECTOR

Chicago, Illinois, July 2, 2012 – Littelfuse, Inc. (NASDAQ: LFUS) today announced the appointment of Cary T. Fu, 62, to the company’s Board of Directors. Fu is Chairman of the Board of Benchmark Electronics, Inc. (NYSE: BHE), headquartered in Angleton, Texas.

Fu co-founded Benchmark Electronics and has served on its Board since the company went public in 1990.  He served as Chief Executive Officer from 2004 to 2011 and has been Chairman of the Board since 2009.

“We are very pleased to welcome Cary Fu to our Board of Directors. His many years of experience in the electronics industry and in Asia will be an asset to Littelfuse. We look forward to drawing on his global technology, management and operations expertise as we continue to pursue our strategic growth initiatives,” said Gordon Hunter, Chief Executive Officer of Littelfuse.

Fu’s roles with Benchmark have also included serving as President and Chief Executive Officer from 2004 to 2006, President and Chief Operating Officer from 2001 to 2004, Executive Vice President from 1990 to 2001 and Executive Vice President Financial Administration from 1990 to 1992.  He was Controller of Intermedics Inc. prior to his participation in the spin-out of the division that eventually became Benchmark Electronics.

Fu, a Certified Public Accountant, holds a master’s degree in accounting from the University of Houston.  He also serves on the Board of Directors of Teradata Corporation (NYSE: TDC).

About Littelfuse

 Founded in 1927, Littelfuse, Inc., the worldwide leader in circuit protection, offers the industry’s broadest and deepest portfolio of circuit protection products and solutions. Littelfuse devices protect products in virtually every market that uses electrical energy, from consumer electronics to automobiles to industrial equipment. In addition to its Chicago, Illinois, world headquarters, Littelfuse has more than 30 sales, distribution, manufacturing and engineering facilities in the Americas, Europe and Asia. Technologies offered by Littelfuse include Fuses; Gas Discharge Tubes (GDTs); Positive Temperature Coefficient Devices (PTCs); Protection Relays; PulseGuard® ESD Suppressors; SIDACtor® Devices; TVS Diode Arrays (SPATM Family of Products); Switching Thyristors; TVS Diodes and Varistors.  The company also offers a comprehensive line of highly reliable Electromechanical and Electronic Switch and Control Devices for commercial and specialty vehicles, as well as underground Power Distribution Centers for safe control and distribution of electricity in mining operations.

For more information, please visit Littelfuse’s website at www.littelfuse.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.
The statements in this press release that are not historical facts are intended to constitute “forward-looking statements” entitled to the safe-harbor provisions of the PSLRA. These statements may involve risks and uncertainties, including, but not limited to, risks relating to product demand and market acceptance, economic conditions, the impact of competitive products and pricing, product quality problems or product recalls, capacity and supply difficulties or constraints, coal mining exposures reserves, failure of an indemnification for environmental liability, exchange rate fluctuations, commodity price fluctuations, the effect of the company’s accounting policies, labor disputes, restructuring costs in excess of expectations, pension plan asset returns less than assumed, integration of acquisitions and other risks which may be detailed in the company’s other Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This report should be read in conjunction with information provided in the financial statements appearing in the company’s Annual Report on Form 10-K for the year ended December 31, 2011 and in the company’s Form 10-Q for the fiscal quarter ended March 31, 2012. For a further discussion of the risk factors of the company, please see Item 1A. “Risk Factors” to the company’s Annual Report on Form 10-K for the year ended December 31, 2011.